Registration No. 333-41793
                                              Filed pursuant to Rule 424 (b) (3)

Pricing Supplement No. 7 dated April 3, 1998 to Prospectus Supplement dated February 17, 1998 and
Prospectus dated January 21, 1998
(collectively, the "Prospectus")

                                ALBERTSON'S, INC.

                           Medium-Term Notes, Series C

         This Pricing Supplement relates to $15,000,000 aggregate principal amount of Fixed Rate Book-Entry Medium-Term Notes, Series C, due April 10, 2028. Net proceeds to Albertson's, Inc. (the "Company"), before deduction of expenses payable by the Company, will be $14,887,500.

Principal Amount:                                        $15,000,000
Interest Rate:                                           6.52%
Stated Maturity:                                         April 10, 2028
CUSIP Number:                                            01310QCZ6
Interest Payment Dates:                                  June 1 and December 1
Regular Record Dates:                                    May 15 and November 15
Optional Repayment Date(s):                              Not Applicable
Repayment Price:                                         Not Applicable
Regular Redemption:                                      Not Applicable
Initial Redemption Date:                                 Not Applicable
Initial Redemption Price:                                Not Applicable
Premium Reduction Amount:                                Not Applicable
Make-Whole Premium Redemption:                           Not Applicable
Settlement Date:                                         April 8, 1998
================================================================================
Goldman, Sachs & Co.
                                J. P. Morgan & Co.
                                                            Merrill Lynch & Co.